                              CASH ELECTION FORM
         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION

       Please read and follow carefully the instructions set forth below, which set forth the requirements that must be complied with in order to make an effective cash election. Nominees, trustees or other persons who hold shares of Wyndham Hotel Corporation ("Wyndham") Common Stock, par value $.01 per share ("Wyndham Common Stock"), in a representative capacity are directed to Instruction F(4).

       TO BE EFFECTIVE, THIS CASH ELECTION FORM, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS, TOGETHER WITH CERTIFICATES FOR THE WYNDHAM COMMON STOCK COVERED HEREBY (UNLESS DELIVERY IS GUARANTEED IN BOX E BELOW IN ACCORDANCE WITH INSTRUCTION A), MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") NAMED BELOW, AT THE APPROPRIATE ADDRESS SET FORTH BELOW, NO LATER THAN THE ELECTION DATE (AS DEFINED IN INSTRUCTION A). DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESS OF THE EXCHANGE AGENT SET FORTH BELOW DO NOT CONSTITUTE VALID DELIVERIES AND THE EXCHANGE AGENT WILL NOT BE RESPONSIBLE THEREFOR.

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES OF PATRIOT AMERICAN HOSPITALITY, INC. COMMON STOCK AND PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY COMMON STOCK ("PAIRED SHARES") IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

       THIS CASH ELECTION FORM IS TO BE EXECUTED AND RETURNED TO THE EXCHANGE AGENT AT THE FOLLOWING ADDRESS:

                     BY MAIL, HAND OR OVERNIGHT COURIER OR
                       FOR DUPLICATE COPIES OF MATERIAL

                    American Stock Transfer & Trust Company
                        Attn: Reorganization Department
                          40 Wall Street, 46th Floor
                              New York, NY 10005
                                (800) 937-5449
                                (718) 921-8200

       Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Cash Election Form is completed.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

       This Cash Election Form is being delivered in connection with the merger (the "Merger") of Wyndham with and into Patriot American Hospitality, Inc. ("Patriot"), pursuant to the Agreement and Plan of Merger dated as of April 14, 1997, as amended, between Patriot, Patriot American Hospitality Operating Company ("Patriot Operating Company") and Wyndham (the "Merger Agreement").

       The undersigned, subject to the Cash Election Procedure (as described below) and the other terms and conditions set forth in this Cash Election Form, including the documents incorporated herein by reference, hereby, (a) surrenders the certificate(s) (the "Certificates") representing the shares of Wyndham Common Stock listed in Box A (Certificate Information) and (b) elects, as indicated below, upon the consummation of the Merger to have each of the shares of Wyndham Common Stock represented by the Certificates converted into the right to receive cash in the amount specified in the Merger Agreement (subject to proration as described therein), without interest (a "Cash Election").

       If the Exchange Agent has not received your properly completed Cash Election Form, accompanied by stock Certificates with respect to the shares of Wyndham Common Stock as to which a Cash Election has been made, by the Election Date (as defined in Instruction A) (unless Box 5 (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will receive only Paired Shares in the Merger.

       This Cash Election is subject to the terms and conditions set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus, dated November 10, 1997 (the "Joint Proxy Statement/Prospectus"), furnished to stockholders of Wyndham in connection with the Merger, all of which are incorporated herein by reference. Receipt of the Joint Proxy Statement/Prospectus, including the Merger Agreement attached as Appendix A thereto, is hereby acknowledged. Copies of the Joint Proxy Statement/Prospectus and additional copies of this Cash Election Form are available from the solicitation agent upon request (see Instruction G(10)).

       The undersigned acknowledges and understands that: (i) the amount of cash available for Cash Elections pursuant to the Merger and the related purchase of shares of Wyndham Common Stock from CF Securities, L.P. ("CF Securities"), Wyndham's principal stockholder, is limited to $100 million;
(ii) if Cash Elections are made for more than $100 million, the cash to be delivered pursuant to the Cash Elections will be prorated among stockholders of Wyndham (including CF Securities) making Cash Elections based on the respective numbers of shares of Wyndham Common Stock as to which Cash Elections have been made; (iii) CF Securities has made a Cash Election as to all shares of Wyndham Common Stock held by it, which have a value substantially in excess of $100 million and represent approximately 43.7% of the outstanding shares of Wyndham Common Stock; and (iv) accordingly, Cash Elections as to shares of Wyndham Common Stock will be subject to proration in accordance with the Merger Agreement as described in the Joint Proxy Statement/Prospectus. See the "Merger Agreement--Cash Election Procedures" and "--Exchange of Wyndham Stock Certificates."

                                 INSTRUCTIONS

       The Execution Section of this Cash Election Form should be properly filled in, dated and signed, torn off and delivered, together with all Certificates representing Wyndham Common Stock currently held by you as to which a Cash Election has been made (unless delivery is guaranteed in Box E in accordance with Instruction A), to the Exchange Agent at the appropriate address set forth on the front of this Cash Election Form. Please read and follow carefully the instructions regarding completion of this Cash Election From set forth below. If you have any questions concerning this Cash Election Form or require any information or assistance, see Instruction G(10).

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

A.TIME IN WHICH TO ELECT

       In order for a Cash Election to be effective, the Exchange Agent must receive a properly completed Cash Election Form, accompanied by all stock Certificates representing Wyndham Common Stock currently held by you as to which a Cash Election has been made, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 1997 (or such other date, agreed upon by Patriot and Wyndham, which date will be announced by Patriot in a news release delivered to Dow Jones News Service as the last day on which Cash Election Forms will be accepted, which date will be at least five (5) business days following the date of such news release) (the "Election Date"). THUS, STOCKHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED CASH ELECTION FORM, ACCOMPANIED BY STOCK CERTIFICATES (OR A PROPER GUARANTY OF DELIVERY, AS DESCRIBED BELOW), NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE ELECTION DATE, IN ORDER TO ASSURE THAT THEIR CASH ELECTION FORM WILL NOT BE REJECTED.

       Persons whose stock Certificates are not immediately available may also make a Cash Election by completing this Cash Election Form and having Box E (Guaranty of Delivery) properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., New York City Time, on the third NYSE trading day after the date of execution of the Guaranty of Delivery (the "Guaranteed Delivery Deadline")).

       IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED CASH ELECTION FORM, ACCOMPANIED BY YOUR STOCK CERTIFICATES AS TO WHICH A CASH ELECTION HAS BEEN MADE, BY THE ELECTION DATE (UNLESS BOX E (GUARANTY OF DELIVERY) HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE EXCHANGE AGENT BY THE GUARANTEED DELIVERY DEADLINE), YOU WILL RECEIVE ONLY PAIRED SHARES IN THE MERGER.

       For instructions regarding changes or revocations of Cash Elections and the time in which such changes or revocations can be made, see Instructions F(1) and F(2) below.

B.ELECTIONS

       This Cash Election Form permits you to make a Cash Election, subject to the Cash Election Procedure and the other terms and conditions set forth hereunder and in the documents incorporated herein by reference, and upon consummation of the Merger to have each of the shares of Wyndham Common Stock as to which a Cash Election has been made converted into the right to receive in cash the amount specified in the Merger Agreement (subject to proration as described therein).

       You should understand that your Cash Election is subject to certain terms and conditions that are set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus. The Merger Agreement is included as Appendix A to the Joint Proxy Statement/Prospectus. Copies of the Joint Proxy Statement/Prospectus may be requested from the solicitation agent at the phone number set forth in Instruction G(10). The delivery of this Cash Election Form to the Exchange Agent constitutes acknowledgment of the receipt of the Joint Proxy Statement/Prospectus. EACH HOLDER OF WYNDHAM COMMON STOCK IS STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND TO DISCUSS THE CONTENTS THEREOF, THE MERGER AND THIS CASH ELECTION FORM WITH HIS OR HER PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO ELECT TO RECEIVE CASH. THE TAX CONSEQUENCES TO A HOLDER OF WYNDHAM COMMON STOCK WILL VARY DEPENDING UPON A NUMBER OF FACTORS. FOR CERTAIN INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN ELECTION, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THE JOINT PROXY STATEMENT/PROSPECTUS.

       Although it is not required, you may deliver to the Exchange Agent, together with a properly completed Cash Election Form, Certificates representing all Wyndham Common Stock currently held by you or representing less than all Wyndham Common Stock held by you but in excess of the shares as to which you have made a Cash Election. In the event you deliver to the Exchange Agent Certificates representing Wyndham Common Stock in excess of the shares of Wyndham Common Stock as to which a Cash Election has been made, the Exchange Agent shall hold such excess shares on your behalf pending approval of the Merger. Following the Effective Time, upon receipt by the Exchange Agent of a duly executed Letter of Transmittal completed in accordance with the instructions thereto, you will receive (i) a certificate representing the number of whole Paired Shares to which you are entitled; (ii) a check representing the amount payable to you with respect to your Cash Election; and
(iii) the amount of cash in lieu of any fractional Paired Shares, if applicable. If the Merger is not approved, your certificates will be returned to you.

C.CASH ELECTION

       By completing and submitting the Cash Election Form, you are electing, subject to the Cash Election Procedures, proration and the other terms and conditions set forth in the Joint Proxy Statement/Prospectus and this Cash Election Form, including the documents incorporated by reference, to receive cash for all of the shares of Wyndham Common Stock covered by this Cash Election Form.

D.RECEIPT OF PAIRED SHARES

       HOLDERS OF WYNDHAM COMMON STOCK WHO INTEND TO RECEIVE ONLY PAIRED SHARES IN THE MERGER SHOULD NOT SUBMIT THIS CASH ELECTION FORM AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER THE CONSUMMATION OF THE MERGER.

E.FAILURE TO MAKE EFFECTIVE CASH ELECTION

       If you have failed to make an effective Cash Election, or if your Election is deemed by the Exchange Agent to be defective in any way, or if your Cash Election Form is not accompanied by Certificates representing at least the number of shares of Wyndham Common Stock as to which a Cash Election has been made (unless Box E (Guaranty of Delivery) has been properly completed and such Certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will receive Paired Shares in the Merger.

F.SPECIAL CONDITIONS

       (1)REVOCATION OF ELECTION. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the Exchange Agent prior to the Election Date, identifying the name of the registered holder of the Wyndham Common Stock subject to such Cash Election and the serial numbers shown on the Certificates representing such Wyndham Common Stock. Any person or persons who have effectively revoked a Cash Election may, by a signed and dated written notice to the Exchange Agent, request the return of the Certificates submitted to the Exchange Agent and such Certificates will be returned to such person or persons (at the stockholder's risk) within five business days of receipt of such request.

       (2)NULLIFICATION OF CASH ELECTION. All Cash Election Forms will be void and of no effect if the Merger is not consummated, and Certificates submitted therewith shall be promptly returned to the persons submitting the same.

       (3)ELECTION SUBJECT TO ALLOCATION. All Cash Elections are subject to the Cash Election Procedure set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus under the sections "Cash Election Procedure" and "Exchange of Wyndham Stock Certificates" and to the other terms and conditions set forth hereunder, including the documents incorporated herein by reference. Cash Elections are subject to proration among stockholders of Wyndham (including CF Securities) making Cash Elections based on the respective number of shares of Wyndham Common Stock as to which Cash Elections have been made.

       (4)SHARES HELD BY NOMINEES, TRUSTEES AND OTHER REPRESENTATIVES. Holders of record of shares of Wyndham Common Stock who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Cash Election Forms covering the aggregate number of shares of Wyndham Common Stock held by such Representative for the beneficial owners for whom the Representative is making a Cash Election, provided that such Representative certifies that it holds for each beneficial owner at least that number of shares of Wyndham Common Stock as to which a cash election is being made. Any Representative who makes a Cash Election may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that such Representative holds such shares of Wyndham Common Stock for a particular beneficial owner of such shares. If any shares held by the Representative are not covered by an effective Cash Election Form, they will be exchanged for Paired Shares.

G.GENERAL

       (1)EXECUTION AND DELIVERY. In order to make an effective Cash Election, you must correctly fill in the Execution Section of this Cash Election Form. After dating and signing it, you are responsible for the delivery, accompanied by Certificates representing shares of Wyndham Common Stock as to which a Cash Election has been made, or a proper Guaranty of Delivery of such Certificates pursuant to Instruction A, to the Exchange Agent at the address set forth on the front of this Cash Election Form by the Election Date. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS CASH ELECTION FORM; HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL STOCK CERTIFICATES. DELIVERY OF STOCK CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

       (2)SIGNATURES. Except as otherwise permitted below, you must sign this Cash Election Form exactly the way your name appears on the face of your Certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the Certificates. If shares of Wyndham Common Stock have been assigned by the registered owner, this Cash Election Form should be signed in exactly the same way as the name of the assignee appearing on the Certificates or transfer documents. See Instructions G(5)(a) and G(5)(b).

       (3)NOTICE OF DEFECTS; RESOLUTION OF DISPUTES. None of Wyndham, Patriot and the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Cash Election form or that any Cash Election Form submitted is defective in any way.

       Any and all disputes with respect to Cash Election Forms or to Cash Elections made in respect of Wyndham Common Stock (including but not limited to matters relating to the Election Date, time limits, defects or irregularities in the surrender of any stock Certificate, effectiveness of any Cash Elections and computations of prorations) will be resolved by the Exchange Agent, and its decision will be conclusive and binding on all concerned. The Exchange Agent shall have the absolute right in its sole discretion to reject any and all Cash Election Forms and surrenders of Certificates which are deemed by it to be in improper form or to waive any immaterial irregularities in any Cash Election Form or in the surrender of any Certificate. Surrenders of Certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

       (4)ISSUANCE OF PAYMENT CHECK(S). If the Payment Check(s) are to be issued in the name of the registered holder(s) as inscribed on the surrendered Certificate(s), no guarantee of the signature on the Cash Election Form is required. For corrections in name and changes in name not involving changes in ownership, see Instruction G(5)(c).

       (5)ISSUANCE OF PAYMENT CHECK(S) IN DIFFERENT NAMES. If the Payment Check(s) are to be issued in the name of someone other than the registered holder(s) of the surrendered Certificate(s), you must follow the guidelines below. Note that in each circumstance listed below, stockholder(s) must have signature(s) guaranteed in Box C and complete Box F.

           (a) ENDORSEMENT AND GUARANTEE. The Certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock power properly executed) by the registered holder(s) of such Certificate(s) to the person who is to receive the Payment Check(s). The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the Certificate(s) in every particular and must be medallion guaranteed by an eligible guarantor institution as defined below.

                 DEFINITION OF ELIGIBLE GUARANTOR INSTITUTION

       Generally an eligible guarantor institution, as defined in Rule 17Ad-15 of the regulations of the Securities Exchange Act of 1934, means:

                   (i) Banks (as that term is defined in Section 2(a) of the Federal Deposit Insurance Act);

                   (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers (as those terms are defined under the Securities Exchange Act of 1934);

                   (iii) Credit unions (as that term is defined in Section
                         19(b)(1)(A) of the Federal Reserve Act);

                   (iv) National securities exchanges, registered securities associations and clearing agencies (as those terms are used under the Securities Exchange Act of 1934); and

                   (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

           (b) TRANSFEREE'S SIGNATURE. The Cash Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. See Box B (Sign Here). The signature of such transferee or assignee must be medallion guaranteed by an eligible guarantor institution as provided in Instruction G(5)(a).

           (c) CORRECTION OF OR CHANGE IN NAME. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows. For a change in name by marriage, etc., the Cash Election Form should be signed, e.g., "Mary Doe, now by marriage, Mary Jones." For a correction in name, the Cash Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be guaranteed in the manner described in Instruction G(5)(a) above and Box E should be completed.

       You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of Payment Check(s) in a name different from that of the registered holder(s) of the surrendered Certificate(s).

       (6)SUPPORTING EVIDENCE. In case any Cash Election Form, Certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the Cash Election Form, surrendered Certificate(s), and/or stock powers) documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the Certificate(s). Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

       (7)SPECIAL MAILING INSTRUCTIONS. The Payment Check(s) will be mailed to the address of the registered holder(s) as indicated in Box A (Certificate Information) unless instructions to the contrary are given in Box G (Special Mailing Instructions).

       (8)LOST CERTIFICATES. If you are not able to locate your Certificate(s) representing Wyndham Common Stock, you should contact ChaseMellon Shareholder Services, Wyndham's transfer agent, at 1-800-635-9270, or 214-965-2223 for foreign holders. In such event, the transfer agent will forward additional documentation which the stockholder must complete in order to effectively surrender such lost or destroyed Certificate(s). There will be a cost to replace lost Certificates that will be borne by the stockholder.

       (9)FEDERAL INCOME TAX WITHHOLDING. Under Federal income tax law, the Exchange Agent is required to file a report with the Internal Revenue Service disclosing any payments of cash being made to each holder of Certificates formerly representing shares of Wyndham Common Stock pursuant to the Merger Agreement. In order to avoid backup withholding of Federal income tax on any cash received upon the surrender of Certificate(s), a holder thereof must, unless an exemption applies, provide the Exchange Agent with his or her correct taxpayer identification number ("TIN") or Substitute Form W-9, which is part of this Cash Election Form (Box D), and certify, under penalties of perjury, that such number is correct and that such holder is not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed by the Internal Revenue Service, and payments made for the surrender of Certificate(s) may be subject to backup withholding of 31%. In addition, if a holder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, a $500 penalty may also be imposed by the Internal Revenue Service.

       Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the Internal Revenue Service.

       The TIN that must be provided on the Substitute Form W-9 is that of the registered holder(s) of the Certificate(s) at the effective time of the Merger. The TIN for an individual is his or her social security number. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the Certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 has been checked, the person surrendering the Certificate(s) must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Exchange Agent will withhold 31% on all cash payments with respect to surrendered Certificate(s) made prior to the time it is provided with a properly certified TIN.

       Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from the Exchange Agent. A Certificate holder should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

       The signature and date provided on the Substitute Form W-9 will serve to verify that the TIN and withholding information provided in this Cash Election Form are true, correct and complete.

       (10) QUESTIONS AND REQUESTS FOR INFORMATION OR ASSISTANCE. If you have any questions or need assistance to complete this Cash Election Form, please contact MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 collect. You may also obtain additional copies of the Cash Election Form and the Joint Proxy Statement/Prospectus from MacKenzie Partners, Inc. or from the Exchange Agent at the address and telephone numbers set forth on the first page of this Cash Election Form.

H.DELIVERY OF PAYMENT CHECKS

       As soon as practicable after the Merger becomes effective, the Exchange Agent will make the allocations of cash to be received by holders of Wyndham Common Stock or their designees in accordance with the Cash Election Procedure. The Exchange Agent will thereafter issue and mail to you a check for any cash to which you are entitled, provided you have delivered the required Certificates for your Wyndham Common Stock in accordance with the terms and conditions hereof, including the documents incorporated herein by reference.

       If you do not submit an effective Cash Election Form, the Exchange Agent will forward to you, as soon as practicable after the Merger becomes effective, a Letter of Transmittal for you to use to send in your Certificate(s) for shares of Wyndham Common Stock, containing appropriate instructions for surrendering such Certificate(s) at that time. After the Exchange Agent receives your Certificate(s) with a properly completed Letter of Transmittal, it will issue and mail to you a certificate or certificates for the Paired Shares to which you are entitled (and, if applicable, a check in lieu of a fractional share), provided you have delivered the required Certificate(s) for your Wyndham Common Stock in accordance with the terms and conditions of the Letter of Transmittal, including the documents incorporated therein by reference.

       DO NOT ENCLOSE YOUR PROXY CARD RELATING TO THE SPECIAL MEETING WITH THIS CASH ELECTION FORM. YOUR PROXY CARD SHOULD BE RETURNED TO MACKENZIE PARTNERS, INC., THE SOLICITATION AGENT, IN THE POSTAGE-PAID ENVELOPE ENCLOSED WITH THE JOINT PROXY STATEMENT/PROSPECTUS FOR THAT PURPOSE.

         TEAR HERE AND RETURN EXECUTION SECTION TO THE EXCHANGE AGENT

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              CASH ELECTION FORM

         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION

                               EXECUTION SECTION
BOX A
--------------------------------------------------------------------------------
                            CERTIFICATE INFORMATION

 List below the certificates to which the Cash Election Form relates. (Attach additional sheets if necessary.)


                                                                                   NUMBER OF SHARES        NUMBER OF SHARES
    NAME AND ADDRESS OF REGISTERED HOLDER(S) AS                                     REPRESENTED BY         AS TO WHICH CASH
    SHOWN ON THE SHARE RECORDS (FILL IN, IF BLANK)        CERTIFICATE NUMBER       EACH CERTIFICATE        ELECTION IS MADE
    ----------------------------------------------        ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------

                                                          ------------------      -----------------        ----------------
                                                                                      Total Shares:
                                                                                                           ================

                        CERTIFICATE HOLDER(S) SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Cash Election Form and to deliver for surrender and cancellation the above-described Certificate(s) delivered herewith and that the rights represented by the Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Certificate(s) surrendered herewith. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Delivery of the Certificate(s) for surrender and cancellation may be revoked only in accordance with Instructions F(1).

BOX B
--------------------------------------------------------------------------------
                                   SIGN HERE

 To be completed by all person(s) surrendering certificates and executing this Cash Election Form.

 Signature(s):     ____________________________________________________________

                   ____________________________________________________________

 Date:             _______________________ Telephone Number: __________________

 Must be signed by registered holder(s) exactly as name(s) appear(s) on stock Certificate(s) or by person(s) authorized to become registered holders by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information. (See Instruction G(6)).

 Name(s):          ____________________________________________________________

                   ____________________________________________________________

 Capacity (Full Title):________________________________________________________

 Address:          ____________________________________________________________

                   ____________________________________________________________
--------------------------------------------------------------------------------

BOX C
--------------------------------------------------------------------------------
                              SIGNATURE GUARANTEE

 To be completed only if required by Instruction G(5). Your signature must be MEDALLION GUARANTEED by an eligible financial institution.

          NOTE: A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.


--------------------------------------------------------------------------------

         TEAR HERE AND RETURN EXECUTION SECTION TO THE EXCHANGE AGENT

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- ---- -- -- -- -- -- -- -- -- --
                              CASH ELECTION FORM
         TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK
                         OF WYNDHAM HOTEL CORPORATION
                         EXECUTION SECTION (CONTINUED)

                           IMPORTANT TAX INFORMATION
PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE W-9 FORM AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THIS MERGER. IF THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9 IS CHECKED, THE "CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER" BELOW MUST BE COMPLETED.

BOX D
--------------------------------------------------------------------------------
                 PART 1 - PLEASE PROVIDE YOUR    Social Security Number or
                 TIN IN THE BOX AT RIGHT       Employer Identification Number
SUBSTITUTE       AND CERTIFY BY SIGNING AND
                 DATING BELOW.                 ------------------------------
                 ---------------------------------------------------------------
FORM W-9         PART 2 - Check the box if you are not subject to backup
DEPARTMENT       withholding because (1) you have not been notified that you are
OF THE           subject to backup withholding as a result of failure to report
TREASURY         all interest or dividends or (2) the Internal Revenue Service
INTERNAL         has notified you that you are no longer subject to backup
REVENUE          withholding. [_]
SERVICE          ---------------------------------------------------------------

                 Certification - Under penalties of perjury, I PART 3 - certify that the information provided on this Awaiting
                 form is true, correct and complete.               TIN  [_]

 PAYER'S REQUEST
 FOR TAXPAYER
 IDENTIFICATION
 NUMBER (TIN):

 Signature: ___________________________________   Date: ________________
--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
 I certify, under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of any cash payment made to me will be withheld, but that such amount will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

 Signature: ___________________________________   Date: ________________
--------------------------------------------------------------------------------

BOX E
--------------------------------------------------------------------------------
                             GUARANTY OF DELIVERY
 To be used only if Certificates are not surrendered herewith. (See Instruction A.) The undersigned (check appropriate boxes below) guarantees to deliver to the Exchange Agent at the appropriate address set forth above the Certificates for shares of Wyndham Common Stock as to which a Cash Election has been made pursuant to this Cash Election Form no later than 5:00 p.m., New York City Time, on the third day after the execution of this Guaranty of Delivery.

 [_] A member of a registered national          Firm:___________________________
     Securities exchange
                                                Authorized Signature:___________
 [_] A member of the National Association of
     Securities Dealers, Inc.                   Address:________________________
                                                ________________________________
 [_] A commercial bank or trust company
     in the United States                       Telephone Number:_______________
--------------------------------------------------------------------------------

                                      B-2